Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

[s] KPMG AG

Wirtschaftsprüfungsgesellschaft

Leipzig, Germany

October 1, 2015